                                                                      EXHIBIT 21

                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.

Name of Subsidiary                         Place of Incorporation
------------------                         ----------------------
Compass Bank                               Alabama
Compass Bancshares Insurance, Inc.         Alabama
Compass Brokerage, Inc.                    Alabama
Compass Capital Markets, Inc.              Alabama
Compass Multistate Services Corporation    Alabama
Compass Fiduciary Services, Ltd., Inc.     Alabama
Compass Financial Corporation              Alabama
Central Bank of the South                  Alabama
Compass Securities, Inc.                   Alabama
Central Land Holding Corporation           Alabama
Compass Investments, Inc.                  Alabama
Compass Underwriters, Inc.                 Alabama
Compass Banks of Texas, Inc.               Delaware
Compass Bancorporation of Texas, Inc.      Delaware
Compass Mortgage Corporation               Delaware
Compass Texas Acquisition Corp.            Delaware
Compass Bank                               Florida
River Oaks Trust Company                   Texas
Compass Texas Management, Inc.             Texas
River Oaks Trust Corporation               Texas
Compass Bank                               Texas
River Oaks Bank Building, Inc.             Texas
River Oaks Securities, Inc.                Texas
P.I. Holdings No. 1, Inc.                  Texas
P.I. Console, Inc.                         Texas
P.I. Holdings No. 2, Inc.                  Texas